                                                                    Exhibit 3-B
                                                                    -----------

                                RESTATED BY-LAWS
                                ----------------
                                       OF
                                       --
                                DANA CORPORATION
                                ----------------

                          (EFFECTIVE JANUARY 1, 1996)
                          ---------------------------
                                   ARTICLE I
                                   ---------

                             STOCKHOLDERS' MEETING
                             ---------------------

         Section 1. Place of Meetings: All meetings of the Stockholders shall be held at the place designated by the Board of Directors.

         Section 2. Annual Meeting: The Annual Meeting of the Stockholders of the Corporation shall be held on the first Wednesday in April, l982, and the first Wednesday in April each year thereafter, in each year, if not a legal holiday, and if a legal holiday, then on the next business day, for the election of Directors and for the transaction of such other business as may be properly brought before the meeting.


                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

         Section 1. Number: The number of Directors shall be nine. The number of directors shall be fixed from time to time by the Board of Directors, and only by the Board, pursuant to a resolution adopted by a majority of the entire Board of Directors amending the By-Laws.

         Section 2. Meetings and Notice: Regular meetings of the Board of Directors shall be held at such places and times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given except that notice shall be given to all Directors of any change made in the time or place. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board of Directors, the President, the Secretary or three or more Directors. Notice of special meetings, stating the time and place thereof, shall be given by mailing it to each Director at his residence or business address at least five days before the meeting, or by delivering it to him personally or telephoning or telegraphing it to him at his residence or business address at least two days before the meeting.

         Section 3. Except as otherwise required by law, any newly created Directorships resulting from an increase in the authorized number of directors and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then serving, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders.

         Section 4.  Notice Period for Nominations to the Board of Directors:
Nominations to the Board of Directors, other than those made pursuant to
Article II, Section 3, or Article III, Section 5 and other than for incumbent Directors shall be presented by Stockholders in writing to the Secretary on a business day not less than seventy days before the Annual Meeting of Shareholders. Said notice shall contain: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation l4A under the Securities Exchange Act of l934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE III
                                  -----------
                                   COMMITTEES
                                   ----------

         Section 1. Establishment of Committees: The Board may designate one or more committees, each committee to include two or more of the Directors of the Corporation.

         Section 2. Audit Committee: The Audit Committee shall have primary responsibility for maintaining contact with the Corporation's independent certified public accountants and the Corporation's personnel to satisfy itself
(a) that appropriate audit programs and procedures are maintained and (b) that the public accountants discharge their responsibility with thoroughness and dispatch. The Audit Committee shall make such recommendations to the Board of Directors as it deems necessary.

         The Audit Committee shall be composed of directors who are not employees of the Corporation.

         Section 3. Compensation Committee: The Compensation Committee shall be responsible for recommending total compensation for officers of the Corporation to the Board of Directors, for reviewing general plans of compensation for the officers and management personnel and for reviewing and approving proposed awards of additional compensation and stock options.

         Through their own knowledge and with the help of such consultants, outside agencies and generally accepted national and international guidelines as they deem advisable, the Committee members shall endeavor at all times to maintain the compensation of officers and management personnel at levels appropriate for the size and nature of the Corporation and the responsibilities of the persons involved.

The Compensation Committee shall be composed of Directors who are not employees of the Corporation.

         Section 4. Finance Committee: The Finance Committee shall have the primary responsibility for reviewing long-range world-wide needs for capital and considering the financial state of affairs and shall recommend courses of action to insure the continued liquidity of the Corporation.

         It shall also review major corporate expenditures including, but not limited to, fixed capital, working capital and acquisitions. It shall report to the Board of Directors its opinions concerning these major expenditures.

         The Committee shall be composed of Directors and such employees of the Corporation, including members ex-officio, as shall be recommended by the chairman of the Committee and approved by the Board of Directors.

         Section 5. Advisory Committee: The purpose of this Committee is to advise the Chairman and the Board on matters of directors, board meetings, board committees and miscellaneous director related items.

         Under the heading of "Directors," things to be considered should be the required background of a director, the number of directors, the names of new directors to be considered for possible board membership, as well as compensation of board members.

         Under "Meetings," we should consider the number of meetings per year, the location, the length, what day of the week, as well as items requested to be covered in the meetings.

         Under "Committees," we should consider which committees are needed to be in tune with the times, as well as the size of the committees, the number of people on a committee and the rotation of members.

         Finally, under "Miscellaneous," we should consider how to bring to the attention of the Chairman, as well as the Board, items which directors would like to discuss but, because of the time pressure or for whatever reason, these items might not be felt important enough to be discussed during a board meeting.

         Section 6. Funds Committee: The Funds Committee shall audit (without making any investment decisions or giving investment advice) the activities of those who have the responsibility of managing the various pension and other employee benefit funds of the Corporation. The Committee shall also monitor operations of the investment managers to assure compliance with rules and regulations regarding management of pension funds and other employee benefit funds.


                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

         Section 1. Titles and Election: The Board of Directors shall elect a Chairman of the Board of Directors, a President and such other officers as shall be required or deemed appropriate. Each officer shall hold office until the meeting of the Board following the next annual meeting of the stockholders or until a successor shall have been elected and qualified or until death, resignation or removal as hereinafter provided in these By-Laws.

         Section 2. Eligibility: The Chairman of the Board of Directors shall be a Director of the Corporation. Any person may hold more than one office but no person shall, at the same time, hold the offices of President and Secretary.

         Section 3. Resignations: Any Director or officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President or the Secretary, and any member of any committee may resign by giving written notice either as aforesaid or to the Chairman or Secretary of the Committee of which he is a member. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Vacancies: A vacancy in any office whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of such office in the manner prescribed in these By-Laws for the regular election or appointment to such office.

         Section 5. Chairman of the Board of Directors: The Chairman of the Board shall preside at all meetings of the Board of Directors. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may be from time to time assigned to him by the Board.

         Section 6. President: The President shall perform the duties of the Chairman during his absence and shall perform all duties incident to the office of the President and such other duties as may be assigned to him by the Board of Directors.

         Section 7. Chief Executive Officer: The Chief Executive Officer of the Corporation shall be responsible for the general management of the Corporation. He shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be assigned to him by the Board of Directors.

         Section 8. President-North American Operations: The President-North American Operations shall direct the North American Operations of the Corporation and shall perform such other duties as may be assigned to him by the Chairman or the Board of Directors.

         Section 9. Officers: Any two Executive Vice Presidents, or the President-North American Operations together with any Executive Vice President, shall perform the duties and have the powers of the President during the absence of the President and the Chairman of the Board of Directors. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         Section 10. Secretary: The Secretary shall keep accurate minutes of all meetings of the Stockholders, the Board of Directors and the Executive Committee, respectively, shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. In his absence an Assistant Secretary shall perform his duties.

         Section 11. Execution of Deeds and Contracts: The Chairman of the Board, the President, the Presidents of North American, South American, European and Asia/Pacific Operations or any Vice President shall have the power to enter into, sign either manually or through facsimile, execute and deliver in the name of the Corporation, powers of attorney, contracts, deeds and other obligations of the Corporation.

         Section 12. Guarantees: The giving by the Corporation or any subsidiary of any guarantee (or other similar obligation) of any other corporation or persons shall be approved by the Corporation's Board of Directors except that between meetings of the Board of Directors, the Chairman of the Board, the President or the Vice President-Finance may approve guarantees of indebtedness not previously reported to the Board of Directors, up to an aggregate amount of Five Million Dollars ($5,000,000).

         Section 13. Delegation of Authority: The Chairman of the Board, the President, the Presidents of North American, South American, European and Asia/Pacific Operations or any Vice President of the Corporation may by written special power of attorney, attested to by the Secretary or any Assistant Secretary of the Corporation, delegate the authority to enter into, sign, execute and deliver deeds and contracts to any other officer, employee or attorney-in-fact of the Corporation.


                                   ARTICLE V
                                   ---------
                                INDEMNIFICATION
                                ---------------

         The Corporation shall defend, indemnify and hold harmless any present, past or future director, officer or employee who acts or acted at the request or direction of the corporation in a fiduciary capacity for an employee benefit plan, against all claims, liabilities and expenses actually and reasonably incurred or imposed on him in connection with any civil, criminal or administrative action, suit or proceeding, or settlement or compromise thereof, in which he is made or threatened to be made a party by reason of being or having been or because of any act or omission as a fiduciary with respect to any employee benefit plan sponsored by the corporation, or to which the corporation makes contributions for employees (including without limitation jointly trusteed Taft-Hartley Funds), except in relation to matters as to which he is finally adjudged in such action, suit or proceeding, to be liable due to his own gross negligence, willful misconduct or lack of good faith in the performance of any obligation, duty or responsibility imposed on him as a plan fiduciary. The right to be defended, indemnified, and held harmless herein shall extend to the estate, executor, administrator, guardian, conservator and heirs of such director, officers, or employee who himself would have been entitled thereto. Such rights shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled under any by-law, agreement, vote of shareholder, or otherwise.

         The Corporation is also authorized to purchase out of corporate assets insurance on behalf of any director, officer or employee of the corporation who at the request or direction of the corporation acts or acted as a fiduciary with respect to any employee benefit plan sponsored by the corporation or to which the corporation makes contributions for employees, which insures against any expenses and liability asserted against him and incurred by him in such capacity or arising out of any acts or omissions in such capacity, whether or not the corporation would have the power to defend, indemnify and hold him harmless against such expenses and liability under applicable law. Notwithstanding any provision herein to the contrary, the right to be defended, indemnified and held harmless, set forth in the immediately preceding paragraph, shall not apply to any liability to the extent the fiduciary is indemnified, defended, and held harmless under an insurance policy or other defense, indemnification or hold harmless agreement or provision.

         The aforementioned provisions with respect to defense and indemnification of any liability insurance for plan fiduciaries shall include without limitation any director, officer or employee who is found to be a fiduciary under the Employee Retirement Income Security Act of l974 with respect to the above-referenced plans notwithstanding the absence of a specific designation of such person as a plan fiduciary.

         In addition, the corporation shall indemnify against any loss, liability, damage and expenses: (i) its employees with respect to their acts or omissions as employees, and (ii) its directors, officers and employees with respect to their service on the board of any other company at the request of the corporation and may by written agreement indemnify any such person or any other person whom the corporation may indemnify under the Indemnification Provisions of the Virginia

Corporation Law as now in effect or as hereafter amended to the full extent permissible under and consistent with such provisions. The right of indemnification provided in this Article shall not be deemed exclusive of any other rights to which such director, officer, employee or other person may be entitled, apart from this Article V.


                                   ARTICLE VI
                                   ----------
                              Voting of Stock Held
                              --------------------

         The Chairman of the Board, the President, and Executive Vice President or the Secretary may attend any meeting of the holders of stock or other securities of any other corporation any of whose stock or securities may be held by this Corporation, and in the name and on behalf of this Corporation thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation. Unless otherwise provided by vote of the Board of Directors, the Chairman of the Board, the President, any Executive Vice President or the Secretary may from time to time appoint any attorney or attorneys or agent or agents of this Corporation in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise at meetings of the holders of stock or other securities of any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or acting upon such matters as may come before the meeting, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises.


                                  ARTICLE VII
                                  -----------
                            Lost Stock Certificates
                            -----------------------

         Any stockholder claiming a certificate of stock to have been lost or destroyed shall furnish the Corporation with an affidavit as to the facts relating to such loss or destruction and if such affidavit shall in the opinion of the Chairman of the Board, the President, any Executive Vice President or the Secretary of the Corporation be satisfactory, and upon the giving of a bond without limit as to amount with surety and in form approved by the Chairman of the Board, the President, any Executive Vice President or the Secretary of the Corporation, to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, shall be entitled to have a new certificate issued in the place of the certificate alleged to have been lost or destroyed.


                                  ARTICLE VIII
                                  ------------
                                      Seal
                                      ----

         The Board of Directors shall provide a suitable corporate seal, which shall be kept in the custody of the Secretary, to be used as directed by the Board of Directors.


                                   ARTICLE IX
                                   ----------
                            Restrictions on Transfer
                            ------------------------

         To the extent that the Rights Agreement, dated as of July 14, l986, between the Corporation and Manufacturers Hanover Trust Company, may be deemed to impose restrictions on the transfer of the securities of the Corporation, such restrictions on transfer are hereby authorized.